UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2018

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on August 7, 2017, Dohmen Life Science Services, LLC (“DLSS”) filed a complaint in the Court of Chancery of the State of Delaware against Corcept Therapeutics Incorporated (“Corcept”) relating to Corcept’s termination of the pharmaceutical services agreement between Corcept and DLSS (the “Agreement”). On August 29, 2017, Corcept filed a complaint against DLSS in the Superior Court of the State of Delaware and a motion to dismiss the DLSS complaint against Corcept. On November 10, 2017, Corcept answered DLSS’s complaint in the Court of Chancery of the State of Delaware and asserted counterclaims against DLSS and its parent company, The F. Dohmen Co. (The F. Dohmen Co. and DLSS collectively, “Dohmen”).

On January 11, 2018, Corcept and Dohmen entered into a settlement agreement and mutual release of any and all claims that may have existed between the parties as of that date. Pursuant to the settlement agreement, Dohmen agreed to deliver to Corcept all of the cash Dohmen had collected from the sale of Korlym on Corcept’s behalf. The total amount delivered by Dohmen to Corcept under the settlement agreement was $12,896,127.50.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 is not incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Corcept, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name:	G. Charles Robb
Title:	Chief Financial Officer and Secretary

Date: January 17, 2018